UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

PURSUANT TO SECTION 13 OR 15(d) OF THE SECURITIES EXCHANGE ACT OF 1934

Date of Report (Date of earliest event reported): December 21, 2009

WINDSTREAM CORPORATION

(Exact name of registrant as specified in its charter)

Delaware	001-32422	20-0792300
(State or other jurisdiction of incorporation or organization)	(Commission File Number)	(I.R.S. Employer Identification No.)

4001 Rodney Parham Road, Little Rock, Arkansas	72212
(Address of principal executive offices)	(Zip Code)

(501) 748-7000

Registrant’s telephone number, including area code

N/A

(Former Name or Former Address, if Changed Since Last Report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.02 Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers

Effective as of December 21, 2009, Windstream Corporation (“Windstream”) entered into an amendment (“Amendment”) to the Employment Agreement, dated as of January 1, 2008 (“Employment Agreement”), between Windstream and Jeffery R. Gardner, the President and Chief Executive Officer and a member of the Board of Directors of Windstream. The Amendment was approved by the Board of Directors of Windstream upon the recommendation of the Compensation Committee of the Board of Directors.

After giving effect to the Amendment, if Windstream or its affiliates terminate Mr. Gardner’s employment during the term of the Employment Agreement without “cause” (as defined in the agreement) or Mr. Gardner terminates his employment with Windstream or its affiliates for “good reason” (as defined in the agreement), then Windstream will pay to Mr. Gardner, in a lump sum, the following amounts: (i) his annual base salary through the date of termination and any other vested benefits, in each case to the extent not previously paid; and (ii) a severance benefit equal to three times his annual base salary. Prior to the Amendment, the severance benefit under the Employment Agreement was defined as an amount equal to (x) a pro-rated bonus based on the higher of his target annual bonus for the year of termination or the annual bonus earned for the immediately preceding year; and (y) two times his annual base salary.

The Amendment also amended the Employment Agreement to (i) extend the term of the Employment Agreement from December 31, 2009 to December 31, 2012, (ii) specify the date of thirty days after termination of employment as the deadline by which Mr. Gardner must execute the form of release that is a condition to his receipt of severance benefits under the Employment Agreement, and (iii) clarify that the severance benefits are not payable until 10 business days after the deadline for Mr. Gardner to execute the form of release that is a condition to his receipt of severance benefits under the Employment Agreement. No other changes were made to the terms of the Employment Agreement.

The above description of the Amendment is qualified in its entirety by the full text of the Amendment which is attached as Exhibits 10.1 to this Current Report on Form 8-K.

Item 9.01 Exhibits.

(d) Exhibits

Exhibit Number	Description

Exhibit 10.1	Amendment to Employment Agreement, dated as of December 21, 2009, between Windstream Corporation and Jeffery R. Gardner

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, as amended, the registrant has duly caused this report to be signed on its behalf by the undersigned, thereunto duly authorized.

WINDSTREAM CORPORATION

By:	/s/ JOHN P. FLETCHER
Name:	John P. Fletcher
Title:	Executive Vice President and General Counsel

December 22, 2009

EXHIBIT INDEX

Exhibit Number	Description

Exhibit 10.1	Amendment to Employment Agreement, dated as of December 21, 2009, between Windstream Corporation and Jeffery R. Gardner

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